EXHIBIT 23.2






                  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of eSynch Corporation of our report dated June 30, 1998, relating to the balance sheets of Innovus Corporation as of December 31, 1997 and 1996 and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1997 and 1996, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1997. We also consent by incorporation by reference in this Registration Statement of our report dated January 29, 1999, relating to the balance sheet of Intermark Corporation, as of September 30, 1997 and the related statements of operations, stockholders' deficit, and cash flows for the year ended September 30, 1997, and for the period from October 3, 1995 (date of inception) through September 30, 1996, which report is included in the current report on Form 8-K/A Amendment No. 2 dated August 5, 1998.



                            HANSEN, BARNETT & MAXWELL

     January 29, 1999